EX.99.N

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 27, 2025, with respect to the financial statements of CBRE Global Real Estate Income Fund as of December 31, 2024, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information, and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania

February 6, 2026